Exhibit 2

Special Power of Attorney

The undersigned, as Trustee of the Gates Foundation Trust (formerly known as the Bill & Melinda Gates Foundation Trust, the “Trust”), does hereby constitute and appoint Alan Heuberger as the true and lawful attorney of the undersigned, with full power of substitution, and authorizes and designates him for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and/or file any documents or filings and any amendments thereto made by or on behalf of the Trust or the undersigned in respect of any securities or other investments held by the Trust, directly, indirectly or beneficially. Without limitation, this authorization extends to and includes any questionnaires, required or discretionary reports and any and all documents and forms with any governmental office or agency, whether U.S., foreign, state or local (including, without limitation, the U.S. Securities & Exchange Commission and state securities administrators or commissions), any securities exchange or market (including, without limitation, the Nasdaq Stock Market), as may be required, or as the undersigned determines to be advisable, under applicable laws (including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and rules and regulations under each of such laws), or rules and regulations of any securities exchange or market, and to do and perform all and every act and thing whatsoever requisite and necessary or convenient to be done related to any such securities or other investments, as fully to all intents and purposes as the undersigned might or could do if personally present. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with such laws.

This Special Power of Attorney shall remain in full force and effect until withdrawn by the undersigned by written notice to the foregoing attorney-in-fact.

This Special Power of Attorney is effective as of January 6, 2025.

[Signature Page Follows]

/s/ William H. Gates III

William H. Gates III, Trustee of the
Gates Foundation Trust

Acknowledgement

STATE OF WASHINGTON	)	A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy or validity of that document.
) SS.
COUNTY OF RIVERSIDE	)

On December 30, 2024 before me, Lucina Martinez, Notary Public

(print full name of notary public)

Notary Public, personally appeared WILLIAM H. GATES, III, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my and official seal.                   [SEAL]

/s/ Lucina Martinez

Signature

[Signature Page – Special Power of Attorney]